PRUDENTIAL WORLD FUND, INC.
                 GATEWAY CENTER THREE, 4th Floor
                       100 MULBERRY STREET
                        NEWARK, NJ 07102




                                   December 26, 2007



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


     Re:  Prudential World Fund, Inc.
          File No. 811-3981


Ladies and Gentlemen:

     Enclosed please find the Annual Report on Form N-SAR for the above  referenced Fund, for the twelve-month period ended October
31,  2007.   The enclosed is being filed electronically  via  the
EDGAR System.



                                   Yours truly,


                                   _/s/ Jonathan D. Shain_
                                    Jonathan D. Shain
                                    Assistant Secretary



     This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of December 2007.



                   Prudential World Fund, Inc.



By: /s/ Jonathan D. Shain                    Witness:   /s/George
Chen
     Jonathan D. Shain                     George Chen
     Assistant Secretary





L:\MFApps\CLUSTER 2\N-SARS\WLD\2007\Annual cover-sig.doc